                                                                 EXHIBIT 10.17.3


                                                                          [LOGO]

                                COMMITMENT LETTER
                                 April 26, 2005

This commitment letter (the "COMMITMENT LETTER") is intended to set forth the results of discussions between Merrill Lynch Mortgage Lending, Inc. ("MLML"), and Ashford Hospitality Trust, Inc., and Ashford Hospitality Limited Partnership (collectively, "SPONSOR"), relating to the financing of the Properties (as defined herein), as more particularly set forth below. We are pleased to inform you that MLML (including all required credit committees) has approved the Loans (as defined below) to Borrower (as defined below) up to a maximum principal amount of $370,000,000.00, subject to the terms and conditions that follow. The following sets forth the terms and conditions upon which Lender will make the
Loans:

LOAN AMOUNT:                    Up to $370,000,000. The Loan Amount will be
                                divided into between 4 and 8 Loans, each of which shall be secured by a pool of between 4 and 9 Properties.

LENDER: MLML, or an affiliate ("MERRILL LYNCH"), its successors, transferees and assigns ("LENDER").

BORROWER:                       Each Borrower shall be a single purpose,
                                bankruptcy remote entity organized under United
                                States law acceptable to Merrill Lynch and meeting rating agency criteria (collectively,
                                "BORROWER"), controlled directly or indirectly by Sponsor.

PROPERTIES:                     30 hotels located in various cities and states,
                                as set forth on Exhibit A (collectively, the "PROPERTIES").

LOAN TERM:                      10 years.

INTEREST RATE:                  Interest on the Loans shall be calculated by
                                adding 58 basis points (the "SPREAD") to the sum of the 10-year mid-market Swap Spread appearing on Telerate Screen 19901 and the bid side yield of the on-the-run 10-year Treasury bond at the time Borrower locks the coupon with Merrill
                                Lynch in accordance with the Rate Lock section below. Notwithstanding the foregoing, if
                                Borrower elects to finance any one or more of the Held For Sale Properties (as defined on
                                Exhibit A) individually (i.e., on a non-pooled basis) as permitted under the fourth sentence of the section entitled "Security" below, the Spread on each such individual non-crossed Loan shall be 74 basis points.

                                Interest will be calculated on an actual/360 basis. The Interest Rate shall be subject to change, based on variations in, among other things, treasury rates, swap rates, swap spreads, and spreads in the generic CMBS fixed rate markets, until the earlier to occur of (i) the date on which the Borrower locks the coupon with Merrill Lynch in accordance with the "Rate Lock" section below and (ii) the funding of the Loan.

RATE LOCK:                      Lender will lock the Interest Rate on the Loans
                                upon receipt by Lender of a good faith deposit equal to 2% of the Loan Amount and the execution by Sponsor of Lender's standard rate lock agreement. Upon receipt of such good faith deposit and rate lock agreement, Lender will hedge the Loan. Sponsor shall be responsible for all hedge carrying costs, except for the first ten (10) days of hedge carrying costs (i.e., Borrower shall be entitled to a 10-day free rate lock). The good faith deposit, less the cost of the hedge, shall be refunded to the Borrower at closing.

AMORTIZATION:                   5 years interest only, 25 year amortization
                                schedule thereafter, except for Loans secured by individual non-crossed Held For Sale Properties
                                (as defined on Exhibit A) which shall amortize over a 25-year amortization schedule without any interest only period.

                                                                          [LOGO]

ANTICIPATED
CLOSING DATE:                   Borrower and Lender shall use commercially
                                reasonable efforts to close the Loans on or about June 17, 2005.

FEES AND EXPENSES:              Borrower will be required to pay no origination
                                fee.

                                Merrill Lynch will be entitled to: (i) the Initial Deposit (as defined below), which Lender acknowledges it has received, (ii) a Loan Underwriting Fee of $25,000, which Lender acknowledges it has received, (iii) a Commitment Deposit of $300,000, payable upon execution of this Commitment Letter, and (iv) reimbursement of its out-of-pocket expenses, including reasonable fees and expenses of counsel, incurred in connection with this transaction whether or not it actually closes (the "LENDER EXPENSES").

                                Borrower will be directly responsible for payment of any additional fees incurred by Borrower in connection with the origination of the Loan (e.g., Borrower's counsel, brokers fees, title, survey, etc.).

                                "INITIAL DEPOSIT" shall be equal to $450,000. The Initial Deposit and the Commitment Deposit, less any Lender Expenses, shall be returned to the Borrower upon closing or if the closing of the Loan fails to occur for reasons beyond Borrower's control.

INITIAL UNDERWRITABLE
CASH FLOW/MINIMUM
DSCR: At closing, the Properties shall provide an Initial Underwritable Cash Flow (the "INITIAL UCF"), as determined by Lender and using applicable rating agency criteria, of at least $36.7 million (assuming a Loan Amount of $370,000,000) and each Loan shall have a minimum DSCR of 1.35x. In addition, prior to closing Borrower shall demonstrate a Loan-to-cost ratio acceptable to Lender of not more than 75% and a Loan-to-purchase price ratio of not more than 79.6%. Lender confirms, based on information provided to date, Initial UCF of at least $36.7 million.

                                "DSCR" shall be defined as the ratio of (i) Net Cash Flow (defined below) divided by (ii) annual debt service due on the Loan assuming a 25-year amortization period.

                                "NET CASH FLOW" shall be defined as the trailing 12-month net operating income from the Properties ("NOI") less (i) management fees equal to the greater of 3% of gross revenues per annum and the actual management fees payable under the applicable management agreements, (ii) FF&E reserves equal to greater of 4% of gross revenues per annum and the amount required to be reserved under the applicable management agreements, and (iii) actual franchise fees. The calculation of NOI and Net Cash Flow shall be determined by Lender in its reasonable discretion.

SECURITY:                       Each of the Loans shall be secured by a pool of
                                between four and nine Properties, as more particularly set forth on Exhibit A attached hereto, it being understood that Lender may require a reallocation of Properties and/or principal balances among the Loans and/or a bifurcation of certain Loans prior to Securitization and prior to any assumption of a Loan. The Loans will not be cross-collateralized with each other after Securitization or after the sale of a pool of Properties subject to a Loan, but Lender may require the Loans to be cross-collateralized prior to Securitization and

                                                                          [LOGO]

                                prior to any assumption of a Loan. The
                                collateral pools have been selected by mutual agreement of Sponsor and Lender, based upon diversification of geography, flag and performance. In addition, Borrower may elect, prior to closing, to finance any one or more of the Properties identified on Exhibit A as Held For Sale Properties, except for the two TownePlace Suites located in Miami and Miami Lakes, Florida, individually (i.e., on a non-pooled basis, with only one Property securing each Loan), provided that at the time of closing each such non-crossed Loan shall have a minimum DSCR of 1.45x (except for Loans secured by the Residence Inn Ann Arbor, Residence Inn Tyler and Residence Inn Silicon Valley, which shall have a minimum DSCR of 1.40x) and a maximum Loan-to-value ratio of 70%, subject to Lender approval of the composition of the remaining Loan pools.

                                Security for each Loan will include, but not be limited to, the following:

                                1.      Perfected first (and second if
                                        requested) priority mortgage liens on
                                        the Properties;

                                2. A pledge of 100% of the equity ownership interest in the owner(s) of the Properties (only if required by Lender in connection with the creation of a mezzanine loan at the time of a Securitization);

                                3. A perfected first and second priority security interest in any reserve accounts, including the tax insurance escrow account, FF&E Account and Cash Management Account;

                                4.      Assignment of all leases and rents.

NONCONSOLIDATION
OPINION: A Nonconsolidation Opinion acceptable to Lender from an independent counsel reasonably acceptable to Lender will be required.

MANAGEMENT:                     Management of each Property shall be conducted
                                pursuant to a management agreement with Marriott
                                Hotel Services, Inc., or other affiliate of Marriott International, Inc. ("MANAGER").
                                Manager shall enter into a subordination, non-disturbance and attornment agreement acceptable to Lender and shall deliver to Lender an estoppel certificate satisfactory to Lender, provided however that Loan defaults shall not give rise to any right to terminate Manager.
                                Manager may only be terminated if it commits a default under the hotel management agreement for which termination is a remedy and that default remains uncured beyond any applicable cure period.

CASH MANAGEMENT ACCOUNT:        Borrower, Manager and all applicable credit card
                                companies shall be required to deposit all revenues from the Property directly into a Manager-controlled account (the "MANAGER
                                ACCOUNT"). Manager shall administer the Manager
                                Account and deposit all amounts due to Borrower under the Management Agreement directly into a Lender-controlled account (the "CASH MANAGEMENT
                                ACCOUNT"). Prior to an Event of Default, all amounts remaining after application of the debt service payment and all other amounts required to be paid to or deposited with the Lender under the Loan documents shall be swept to an account specified by Borrower. Lender will receive a first priority pledge of the Cash Management
                                Account as additional security for the Loan.

PREPAYMENT:                     The Loans will be locked out from prepayment,
                                except during the 60 days prior to maturity, when the Loans may be prepaid in full without penalty. Notwithstanding the foregoing, after the second anniversary of Securitization (as defined below) of each Loan (the "DEFEASANCE
                                LOCKOUT PERIOD"), Borrower may defease the Loan in whole; prior to the Defeasance Lockout Period
                                Borrower may prepay each Loan in

                                                                          [LOGO]

                                whole subject to payment of a prepayment premium equal to the greater of yield maintenance or 1%.

PARTIAL DEFEASANCE:             After the Defeasance Lockout Period, each Loan
                                may be defeased in part and any one or more of the underlying Properties may be released and replaced with U.S. treasury securities in the amount of 125% of the aggregate allocated loan amounts of the Property(ies) to be released
                                (which allocated loan amounts shall be agreed upon by Sponsor and Merrill Lynch prior to closing), provided that Borrower complies with standard defeasance provisions for loans of this type, including the requirement that after such partial defeasance the DSCR on the applicable
                                Loan is equal to or greater than the DSCR at the time of closing and immediately prior to such partial defeasance ("STANDARD DEFEASANCE
                                PROVISIONS"). Nothwithstanding the foregoing, with respect to all Loans other than those secured by pools of Held For Sale Properties, after the Defeasance Lockout Period Borrower may obtain the release up to 25% of the Properties
                                (by allocated loan amount) and replace them with U.S. treasury securities in the amount of 100% of the aggregate allocated loan amounts of the Property(ies) to be released, provided that Borrower complies with Standard Defeasance
                                Provisions.

PROPERTY SUBSTITUTIONS:         Borrower shall be permitted to substitute up to
                                50% of the Properties (by allocated loan amount) securing each Loan provided that, among other things, (1) no event of default exists, (2) the market value and net operating income of each substitute Property are equal to or greater than that of the replaced Property, (3) after the substitution the DSCR on the applicable Loan is equal to or greater than the DSCR at the time of closing and immediately prior to such substitution, (4) Borrower delivers an acceptable REMIC opinion, and (5) Borrower obtains Lender consent not to be unreasonably withheld or delayed prior to a Securitization and a rating agency confirmation letter after a Securitization.

PERMITTED TRANSFERS:            The Properties securing a Loan, and/or direct or
                                indirect equity interests in the applicable
                                Borrower, may be transferred without payment of an assumption fee , provided that, among other things, (1) a new non-consolidation opinion is delivered to Lender, and such non-consolidation is in substantially the same form and has substantially the same substance as the non-consolidation opinion delivered at closing,
                                (2) all entities required to be single-purpose entities at closing remain single-purposes entities under criteria established by the rating agencies, (3) borrower provides 30 days advance written notice to Lender of such transfer, (4) Borrower obtains Lender consent not to be unreasonably withheld or delayed prior to a Securitization and a rating agency confirmation letter after a Securitization, and
                                (5) no event of default exists.

BORROWER REQUESTS:              In the instance a Borrower intends to effectuate
                                a transaction that is not permitted under the Loan documents, Borrower shall be required to pay a maximum fee of $10,000 plus any reasonable out-of-pocket expenses to Lender or any loan servicer in connection with obtaining the consent of Lender or such servicer.


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
                                                                          [LOGO]


REPLACEMENT RESERVE:            An initial amount will be deposited into a
                                reserve account equal to 125% of any deferred maintenance or environmental remediation costs as determined by new third party studies, provided that all amounts so deposited will be returned to Borrower upon completion of the required deferred maintenance work and/or environmental remediation. A replacement reserve equal to the greater of 4% of gross revenues per annum and the amount required to be reserved under the applicable management agreements (the
                                "REPLACEMENT RESERVE ACCOUNT") will be
                                established and funded monthly from excess cash flow. The Replacement Reserve will be available to Borrower for reimbursement of FF&E and capital expenditures incurred. In addition to the Replacement Reserve, Ashford Hospitality
                                Limited Partnership shall provide a payment and completion guaranty, in form and substance acceptable to Lender, in the amount of $26,000,000, for items identified in certain property improvement plans and additional upfront capital expenditures to be mutually agreed upon by Borrower and Lender.

TAXES AND INSURANCE ESCROW:     Borrower will be required to reserve, on a
                                monthly basis, an amount equal to one-twelfth of
                                (i) all annual tax bills and (ii) the annual insurance premium(s) for the Properties.

RECOURSE CARVEOUTS:             Borrower will execute Lender's standard
                                non-recourse carveout guaranty consistent with the prior $210 million Merrill Lynch financing with affiliates of Sponsor (the "PRIOR
                                FINANCING").

LOAN RECOURSE:                  Consistent with the Prior Financing, Lender's
                                recourse in the event of a default will be limited to Lender's security interest in the Properties and to Borrower's interest therein;
                                provided, however, that Borrower shall be personally liable for all standard carveouts, including without limitation, damages arising from (i) any fraud or willful misrepresentation,
                                (ii) intentional misapplication or
                                misappropriation of insurance proceeds,
                                condemnation proceeds, tenant security deposits, rents and any other funds due Lender under the Loan documents, (iii) damage to any Property resulting from intentional acts, (iv) if sufficient cash flow exists, failure to pay taxes or other Property related liens. In addition, the Loan will become fully recourse to Borrower if (a) Borrower or any related entity interferes with Lender's pursuit of any remedy provided under any of the Loan documents, (b) any or all of the Properties become an asset in a voluntary bankruptcy or insolvency proceeding,
                                (c) all or any part of any Property (including the removal of any equipment) or ownership interest in all or any part of any Property or Borrower is transferred in violation of the Loan documents or (d) violation of the single-purpose bankruptcy remote status of Borrower.

                                In addition, Borrower will execute a hazardous waste indemnity.

INSURANCE:                      Borrower will be required to maintain "all-risk"
                                perils insurance (including terrorism coverage), business interruption and liability insurance including flood, windstorm and earthquake insurance if a Property is located in a flood, hurricane or earthquake zone, as applicable, acceptable to Lender.

THIRD PARTY
REPORTS: Lender acknowledges that it has received satisfactory MAI appraisals (in accordance with FIRREA standards) demonstrating a loan-to-value ratio of 75% with respect to each of the Loan pools set forth on Exhibit A, and environmental and engineering reports, or acceptable updates to existing reportsfor the Properties.

                                                                          [LOGO]

ADDITIONAL
ENCUMBRANCES:                   Borrower will not be permitted to further
                                encumber the Properties while the Loan is outstanding, except as approved by Lender as set forth in the definition of "Permitted
                                Encumbrances" as set forth in the Loan
                                documentation executed in connection with the Prior Financing.

NO ADDITIONAL
INDEBTEDNESS:                   Borrower may not incur any indebtedness other
                                than the Loan during the term thereof and the owner of Borrower may not pledge any direct or indirect interest in Borrower to secure any financing during the term of the Loan.
                                Nothwithstanding the foregoing, provided that the DSCR on a Loan is greater than 1.5x and the Loan-to-value ratio on such Loan based on new appraisals is not more than 70%, then the owner of the applicable Borrower may incur mezzanine indebtedness such that the ratio of total indebtedness (i.e., Loan plus mezzanine loan) does not exceed 75% and the all-in DSCR does not exceed 1.35x; provided further that in connection with the sale of any Property or Properties where the purchaser assumes the applicable Loan in accordance with the "Permitted Transfers" section above, the applicable Borrower or Sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of Lender consent prior to a Securitization and a rating agency confirmation letter after a Securitization.

OTHER COVENANTS:                The Loan documents will include standard
                                covenants for secured loans of this type, as Lender may require, including, without limitation, financial reporting covenants, covenants regarding insurance, due on sale and due on encumbrance covenants, covenants prohibiting changes to the governing documents of Borrower, budget approval covenants (subject to the limitations of the applicable management agreements), covenants prohibiting amendments to the Property management agreement without
                                Lender's consent and covenants regarding the bankruptcy remote special purpose status of Borrower.

COOPERATION:                    Lender intends to sell all or a portion of the
                                Loans by certificates, participations,
                                securities or pari passu notes evidencing whole or component interests therein, through one or more public or private offerings (each a "SECURITIZATION"). Borrower and Sponsor shall cooperate with Lender and its affiliates in connection with any such transaction, including, without limitation:

                                1.      Separating the Loan into two or more
                                        separate notes and/or participation
                                        interests including, but not limited to, separate senior and junior or mezzanine notes, participations or components. Such notes or components may be assigned different interests rates, so long as the initial weighted average of such rates equals the Interest Rate as of the closing of the Loan.

                                2.      Entering into any amendments or
                                        modifications to the Loan documents
                                        (including to re-allocate the principal
                                        amounts among one or more of the Loans
                                        or to re-arrange the pools serving as
                                        collateral for the Loans) which may be
                                        requested by Lender or any rating agency provided same do not modify: (i) the Interest Rate; (ii) the stated maturity date of the Loan; (iii) the amortization of the principal amount, if any; (iv) any other material economic terms of the Loan; and (v) any other provision, the effect of which would increase Borrower's obligations or decrease Borrower's rights under the Loan documents.



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
                                                                          [LOGO]

                                3.      Borrower will provide such legal
                                        opinions, cooperate in good faith with
                                        Lender in effecting securitization of a
                                        portion of or the entire Loan and
                                        provide other information necessary for
                                        Lender to make the offered certificates
                                        saleable in the secondary market and to
                                        obtain ratings from two or more rating
                                        agencies selected by Lender.

CONDITIONS PRECEDENT:           Funding of the Loan is subject to: (i)
                                satisfactory completion of due diligence on the Properties, Borrower and Sponsor, provided however that Lender acknowledges and agrees that it has reviewed and approved the engineering and environmental reports and the appraisals as set forth above, (ii) no material adverse change in the fair market value of the Properties or the financial condition of Borrower and Sponsor prior to closing, (iii) completion and execution of acceptable Loan documentation consistent with the terms hereof and materially consistent, to the extent applicable, with the Prior Financing, and (iv) the absence of any material disruption or material adverse change in current financial, banking or capital market conditions that, in the sole reasonable judgment of Lender could materially impair the satisfactory syndication of the Loan. Lender has received final approval by Lender's loan committee. This Commitment
                                Letter shall be kept confidential, shall not be reproduced or disclosed, and shall not be used by you other than in connection with the transaction described herein.

                                        MERRILL LYNCH MORTGAGE LENDING, INC.

                                        BY: /S/ ROBERT SPINNA
                                            ----------------------------------
                                        NAME: ROBERT SPINNA
                                             ---------------------------------
                                        TITLE:
                                              --------------------------------


ACCEPTED AND AGREED TO AS OF THIS
26TH DAY OF APRIL, 2005:


ASHFORD HOSPITALITY TRUST, INC.

BY: /S/DAVID A. BROOKS
    -------------------------------------------
NAME: DAVID A. BROOKS
      -----------------------------------------
TITLE: CHIEF LEGAL OFFICER
       ----------------------------------------


ASHFORD HOSPITALITY LIMITED PARTNERSHIP

BY:  ASHFORD OP GENERAL PARTNER LLC

BY: /S/DAVID A. BROOKS
    -------------------------------------------
NAME: DAVID A. BROOKS
      -----------------------------------------
TITLE: CHIEF LEGAL OFFICER
       ----------------------------------------


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                           EXHIBIT A - THE PROPERTIES

                                                                   # OF
PROPERTY NAME                                           STATE      ROOMS
-------------                                           -----      -----

POOL 1
Residence Inn Orlando Sea World                          FL             350
Residence Inn Cottonwood                                 UT             144
Courtyard Palm Desert                                    CA             151
Residence Inn Palm Desert                                CA             130
Spring Hill Suites University Research Park              NC             136
                                                               -------------
Subtotal                                                                911


POOL 2
Residence Inn Fairfax                                    VA             159
Residence Inn Sorrento Mesa                              CA             150
Courtyard Irvine Spectrum                                CA             156
SpringHill Suites Durham Airport                         NC             120
                                                               -------------
Subtotal                                                                585


POOL 3
Courtyard Reagan Airport                                 VA             272
Courtyard Ft. Lauderdale                                 FL             174
Courtyard Overland Park                                  KS             168
Courtyard Alpharetta                                     GA             154
                                                               -------------
Subtotal                                                                768


POOL 4
Residence Inn Fishkill*                                  NY             139
Residence Inn Orlando*                                   FL             176
Residence Inn River Plaza*                               TX             120
Residence Inn Tyler*                                     TX             128
                                                               -------------
Subtotal                                                                563


POOL 5
Residence Inn Sacramento*                                CA             176
Residence Inn Wilmington*                                DE             120
Residence Inn Providence*                                RI              96
Residence Inn Ann Arbor*                                 MI             114
                                                               -------------
Subtotal                                                                506


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
                                                                          [LOGO]



POOL 6
SpringHill Suites Gaithersburg                           MD             162
SpringHill Suites Centreville                            VA             136
TownePlace Suites Miami Airport*                         FL              95
TownePlace Suites Miami Lakes*                           FL              95
TownePlace Suites Mt. Laurel*                            NJ              95
TownePlace Suites Ft. Worth*                             TX              95
TownePlace Suites Silicon Valley*                        CA             127
TownePlace Suites Portland*                              ME              95
TownePlace Suites Boston*                                MA              95
                                                               -------------
Subtotal                                                                995

                                                               -------------
PORTFOLIO TOTAL                                                       4,328



* PROPERTIES MARKED WITH AN ASTERISK SHALL BE DEEMED "HELD FOR SALE PROPERTIES."


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